M O R R I S , N I C H O L S , A R S H T & T U N N E L L L L P

1201 NORTH MARKET STREET

P.O. BOX 1347

WILMINGTON , DELAWARE 19899-1347

(302)658-9200

(302)658-3989 FAX

January 3, 2025

Prudential Investment Portfolios 5

655 Broad Street -- 17th Floor South

Newark, New Jersey 07102

Re: PGIM Target Date Income Fund

Ladies and Gentlemen:

We have acted as special Delaware counsel to Prudential Investment Portfolios 5, a Delaware statutory trust (formerly known as Strategic Partners Style Specific Funds and Target Funds) (the “Trust”), in connection with certain matters of Delaware law relating to the execution by the Trust of that certain Plan of Reorganization dated as of December 13, 2024 (the “Plan”) between the Trust, on behalf of PGIM Target Date Income Fund, a Series of the Trust (the “Acquiring Fund”), and the Trust, on behalf of PGIM Target Date 2015 Fund, a series of the Trust (the “Acquired Fund”). Capitalized terms used herein and not otherwise herein defined are used as defined in the Governing Instrument (as defined below).

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Plan; the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on July 8, 1999 (the “Certificate”); the Certificate of Amendment to the Certificate of Trust of the Trust as filed in the State Office on September 4, 2001 reflecting the change in the name of the Trust from Target Funds to Strategic Partners Style Specific Funds (the “Certificate of Amendment”); the Certificate of Correction of the Certificate of Amendment as filed in the State Office on May 14, 2002; the Certificate of Amendment to the Certificate of Trust of the Trust as filed in the State Office on February 4, 2010 reflecting the change in the name of the Trust from Strategic Partners Style Specific Funds to Prudential Investment Portfolios 5; the Agreement and Declaration of Trust of the Trust dated July 8, 1999 (the “Original Governing Instrument”, as amended by the April Resolutions (as defined below), the “Intermediate Governing Instrument” and, as amended by the Amendment Resolutions (as defined below), the “Governing Instrument”); the By-laws of the

Prudential Investment Portfolios 5

January 3, 2025

Trust (the “By-laws” and as amended by the Amendment Resolutions, the “Amended By-laws”); a Unanimous Written Consent of the Board of Trustees of the Trust dated July 8, 1999 relating to the organization of the Trust (the “July 8, 1999 Consent”); resolutions prepared for adoption at a meeting of the Trustees of the Trust held on May 22, 2001; resolutions prepared for adoption at a meeting of the Trustees of the Trust held on April 11, 2003 relating to certain amendments to the Original Governing Instrument and the By-laws (the “April Resolutions”); resolutions prepared for adoption at a meeting of the Trustees of the Trust held on May 27, 2003 relating to certain amendments to the Intermediate Governing Instrument and the By-laws (collectively with the April Resolutions, the “Amendment Resolutions”); resolutions prepared for adoption at a meeting of the Trustees of the Trust held on September 11, 2024 relating to the issuance of Shares of the Acquiring Fund and the approval and authorization of the Plan by the Trustees of the Trust (the “Authorizing Resolutions” and collectively with the Governing Instrument, the Plan, the Amended By-laws and all of the foregoing actions by the Trustees of the Trust, the “Governing Documents”); the Amended and Restated Management Agreement dated as of December 11, 2023 between the Trust, on behalf of the Acquiring Fund and certain other series listed on Schedule A thereto, and PGIM Investments LLC (the “Management Agreement”); the Custody Agreement dated as of November 7, 2002 between the funds listed on Schedule A thereto, including any series thereof, and The Bank of New York (the “Original Custody Agreement”), as amended by the Amendment to the Custody Agreement dated as of June 3, 2024 between the funds listed on Exhibit I thereto and The Bank of New York Mellon (formerly, The Bank of New York) (the “Amendment to Custody Agreement”), and as further amended by the Amendment to Custody Agreement dated as of December 1, 2024 between the funds listed on Exhibit I thereto and The Bank of New York Mellon pursuant to which the Trust became a party to the Custody Agreement (the “Second Amendment to Custody Agreement” and the Original Custody Agreement as amended by the Amendment to Custody Agreement and the Second Amendment to Custody Agreement, the “Custody Agreement”); the Second Amended and Restated Distribution Agreement dated as of September 22, 2016 (the “Distribution Agreement”) between the Trust, on behalf of the Acquiring Fund, certain other entities identified on Exhibit A thereto and Prudential Investment Management Services LLC; the Amended and Restated Transfer Agency and Service Agreement dated as of May 29, 2007 between the Trust and Prudential Mutual Fund Services LLC (“PMFS”) (the “Amended and Restated Transfer Agency and Service Agreement”), as amended by the Amendment to the Amended and Restated Transfer Agency and Service Agreement dated as of April 1, 2024 between each fund listed on Exhibit A thereto and PMFS (the “Amendment to the Amended and Restated Transfer Agency and Service Agreement”), and as further amended by the Amendment to the Amended and Restated Transfer Agency and Service Agreement dated as of December 1, 2024 between each fund listed on Exhibit A thereto and PMFS (the “Second Amendment to the Amended and Restated Transfer Agency and Service Agreement” and the Amended and Restated Transfer Agency and Service Agreement as so amended by the Amendment to the Amended and Restated Transfer Agency and Service Agreement and the Second Amendment to the Amended and Restated Transfer Agency and Service Agreement, the “Transfer Agency and Service Agreement”); the Trust’s Registration Statement on Form N-14 as filed with the Securities and Exchange Commission (the “Commission”) on October 25, 2024 (the

Prudential Investment Portfolios 5

January 3, 2025

“Registration Statement”) and the prospectus of the Acquiring Fund forming a part thereof (the “Prospectus”); the Docket Search (as defined below); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) except to the extent addressed in our opinion in paragraph 2 below, the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including, without limitation, the due adoption by the Trustees of the Amendment Resolutions and all of the other resolutions of the Trustees referenced above and the due adoption of the Authorizing Resolutions by the Trustees of the Trust prior to the execution of the Plan and the first issuance of Shares pursuant thereto) and of all documents contemplated by the Governing Documents or any applicable resolutions of the Trustees to be executed by investors desiring to become Shareholders; (iii) the payment of consideration for Shares, and the application of such consideration, as provided in Original Governing Instrument, the Intermediate Governing Instrument, the Governing Documents and the Plan, as applicable, the satisfaction of all conditions precedent to the issuance of Shares pursuant to the Governing Documents and the Plan and compliance with all other terms, conditions and restrictions set forth in the Governing Documents and the Plan in connection with the issuance of Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate the Acquiring Fund as a Series of the Trust and to designate Classes of Shares to be issued under the Plan and the rights and preferences attributable thereto prior to the issuance thereof); (iv) the compliance with the terms, conditions and restrictions set forth in the Governing Documents and all applicable resolutions of the Trustees of the Trust in connection with the Plan; (v) that the Plan does not require shareholder approval of the Acquiring Fund; (vi) that the amendments to the Original Governing Instrument and the By- laws as adopted by the Trustees pursuant to the April Resolutions were duly approved by the requisite vote of the Shareholders of the Trust; (vii) that any name changes of the Trust or the Acquiring Fund have been accomplished in accordance with the provisions of the Governing Instrument as in effect at the time of such name changes; (viii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (ix) that, subsequent to the filing of the Certificate, no event has occurred, or prior to the issuance of Shares of the Acquiring Fund pursuant to the Plan will occur, that would cause a termination, dissolution or reorganization of the Trust under Sections 2 or 3 of Article VIII of the Governing Instrument, Sections 2 or 3 of Article VIII of the Intermediate Governing Instrument or Sections 2 or 3 of Article VIII of the Original Governing Instrument, as applicable; (x) that, subsequent to the filing of the Certificate, no event has occurred, or prior to the issuance of Shares of the Acquiring Fund pursuant to the Plan will occur, that would cause a termination or dissolution of the Acquiring Fund under Section 6 of

Prudential Investment Portfolios 5

January 3, 2025

Article III or Sections 2 or 3 of Article VIII of the Governing Instrument, Section 6 of Article III or Sections 2 or 3 of Article VIII of the Intermediate Governing Instrument or Section 6 of Article

IIIor Sections 2 or 3 of Article VIII of the Original Governing Instrument, as applicable; (xi) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; (xii) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument, the Intermediate Governing Instrument or the Original Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq.(the “Delaware Act”); (xiii) Scott E. Benjamin was duly appointed and qualified as the Vice President of the Trust on the date that he signed the Plan and on the date hereof; (xiv) that the Plan is in substantially the form approved by the Trustees of the Trust at a meeting held on September 11, 2024, duly called, at which a quorum of Trustees was acting and present throughout; (xv) that the Plan has not been terminated and abandoned pursuant to Section 10 of the Plan; (xvi) that no order of the Commission has been issued with respect to the Plan; (xvii) that the federal securities laws applicable to the Plan do not conflict with the laws of the State of Delaware; (xviii) that the Plan will be governed by and construed in accordance with the laws of the State of Delaware; and (xix) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of the Prospectus, the Registration Statement or any other registration or offering documentation relating to the Trust, the Acquiring Fund or Shares of either the Trust or the Acquiring Fund. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

For purposes of our opinion in paragraph 6 below, we refer only to required consents, approvals, authorizations and orders of, and filings with, any governmental authority, of the State of Delaware that are of general application and that, in our experience, are likely to have application to the transactions of the type contemplated by the Plan. Further, with respect to our opinion in paragraph 6 below as to required filings, consents, approvals, authorizations and orders of any Delaware Court (as defined below), we have relied exclusively on a report summarizing a review of the docket entries on record on January 2, 2025 (reflecting the docket entries through the dates identified therein) conducted by an independent search firm identifying the Trust as a defendant party (the “Docket Search”) of the Superior Court of the State of Delaware, the Court of Chancery of the State of Delaware, the United States District Court for the District of Delaware and the United States Bankruptcy Court for the District of Delaware (each individually, a “Delaware Court”). Where any opinion is qualified by “to our knowledge,” the quoted phrase means the present cognitive awareness of attorneys of this firm actively involved in the preparation

Prudential Investment Portfolios 5

January 3, 2025

of this opinion. In addition, we note that each of the Management Agreement and the Custody Agreement is governed by and construed in accordance with the laws of the State of New York and that each of the Distribution Agreement and the Transfer Agency and Service Agreement is governed by and construed in accordance with the laws of the State of New Jersey and, for purposes of our opinions, we have assumed that each of the Management Agreement, the Custody Agreement, the Distribution Agreement and the Transfer Agency and Service Agreement will be interpreted in accordance with the plain meaning of the written terms thereof as such terms would be interpreted as a matter of Delaware law and we express no opinion with respect to any legal standards or concepts under the laws of the State of New York or the State of New Jersey.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1.The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware with all requisite statutory trust power and authority to carry on its business and to own its property and assets on behalf of the Acquiring Fund as described in the Prospectus.

2.The Plan has been duly authorized and executed by the Trust on behalf of the Acquiring Fund.

3.The Plan constitutes a legal, valid and binding obligation of the Trust on behalf of the Acquiring Fund, enforceable against the Trust on behalf of the Acquiring Fund in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect, (B) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (C) considerations of public policy or the effect of applicable law relating to fiduciary duties, (D) the implied contractual covenant of good faith and fair dealing and (E) principles of course of dealing or course of performance and standards of good faith, fair dealing, materiality and reasonableness that may be applied by a court to the exercise of rights and remedies; provided that we express no opinion with respect to the enforceability of (i) any other document referenced or incorporated by reference in the Plan; (ii) any purported waiver or consent granted by the Trust on behalf of the Acquiring Fund pursuant to the Plan except to the extent the Trust on behalf of the Acquiring Fund, as applicable, may so waive or consent and has effectively so waived or consented in accordance with applicable law;

(iii)the Plan against or with respect to any person or entity that is not a party thereto or (iv) the provisions of Section 15 of the Plan regarding the choice of Delaware law to govern the Plan.

4.The Shares of the Acquiring Fund to be issued and delivered to shareholders of the Acquired Fund pursuant to the terms of the Plan, upon issuance, will be validly issued, fully paid and non-assessable, and, under the Governing Instrument, the Amended By-laws and the

Prudential Investment Portfolios 5

January 3, 2025

Delaware Act, no Shareholder of the Acquiring Fund has any pre-emptive right to subscribe therefor or to purchase such Shares.

5.The execution and delivery of the Plan by the Trust on behalf of the Acquiring Fund did not, and the consummation of the transactions contemplated thereby by the Trust on behalf of the Acquiring Fund will not, result in a violation of (i) the Governing Instrument or the Amended By-laws, (ii) the Management Agreement, (iii) the Custody Agreement, (iv) the Distribution Agreement or (v) the Transfer Agency and Service Agreement, except where such violation would not have a material adverse effect on the Acquiring Fund.

6.To our knowledge, no filing, consent, approval, authorization or order of any Delaware Court or governmental authority of the State of Delaware is required for the consummation by the Trust on behalf of the Acquiring Fund of the transactions contemplated by the Plan (other than under or pursuant to any Delaware securities or “blue sky” laws as to which we express no opinion).

This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ David A. Harris

David A. Harris

18560545.2